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                                                                Exhibit 3.i.(h)


                                 RESTATED

                       CERTIFICATE OF INCORPORATION

                                   -of-

                      NORTH AMERICAN CHEMICAL COMPANY


                                 -ooOoo-


         FIRST: The name of the Corporation is North American Chemical Company (hereinafter sometimes called the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of stock which the Corporation has authority to issue is 1,700,000 shares, consisting of:

         (1) 1,000,000 shares of Series A Common Stock, par value $.01 per share ("Series A Common");

         (2) 500,000 shares of Series B Common Stock, par value $.01 per share ("Series B Common"); and

         (3) 200,000 shares of Series C Common Stock, par value $.01 per share ("Series C Common").

         Series A Common, Series B Common and Series C Common are collectively referred to herein as "Common Stock."

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                                       -2-


                                A.  COMMON STOCK

         Part 1. VOTING RIGHTS.

         1A. GENERALLY. Except as specifically required under the General Corporation Law of the State of Delaware, the holders of Series A Common will be entitled to one vote per share and shall vote as one class on all matters to be voted on by the Corporation's stockholders, provided that no amendment to this Section A of Article Fourth shall be effective without the concurrence of a majority of each class of Common Stock, voting separately. Except as provided herein and as otherwise provided by law, the holders of Series B Common and Series C Common will have no voting rights.

         1B. ELECTION OF DIRECTORS. The number of directors which shall constitute the Board of Directors shall not be less than six nor more than nine which exact number shall be established in the By-laws of the Corporation and shall initially be six. At all elections of directors, each holder of Series A Common shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) it would be entitled to cast for the election of directors with respect to his shares of Series A Common multiplied by the number of directors to be elected, and may cast all such votes for a single director or may distribute them among any two or more of the directors to be voted for as he sees fit.

         1C. VOTING RIGHTS OF SERIES B COMMON. The holders of Series B Common shall be entitled to voting rights with respect to all or any portion of its shares identical to those voting rights of the holders of Series A Common and to be considered members of the same class as the holders of Series A Common in the event that there is a proposal to amend any provision of this Restated Certificate of Incorporation.

         Part 2. DIVIDENDS. When and as dividends are declared thereon, the holders of Common Stock will be entitled to share equally, share for share, in such dividends.

         Part 3. LIQUIDATION. The holders of Common Stock then outstanding shall be entitled to receive ratably all assets of the Corporation to be distributed upon any liquidation, dissolution or winding up of the Corporation.

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Part 4. ADDITIONAL VOTING RIGHTS OF SERIES B COMMON.

         4A. Upon the occurrence of a Conversion Event, each Institutional Holder, within a period of 60 days after the occurrence of such Conversion Event, or within 60 days after the acquisition of Series B Common by any transferee, such transferee, shall have the right, at its option, upon written notice given in accordance with this Subpart 4A, to voting rights with respect to all or any portion of its shares identical to those voting rights of the holders of Series A Common and to be considered members of the same class as the holders of Series A Common in all matters. Notice of the exercise of the option conferred pursuant to this Subpart 4A shall be given to the Board of Directors of the Corporation not less than 10 days prior to the date of the first stockholders' vote in which the holder of Series B Common exercising such option desires, but would not otherwise be able, to participate provided a notice thereof has been duly delivered in accordance with paragraph 90 of the Stockholders Agreement dated as of November 16, 1990 among the Corporation and its stockholders. The allocation of voting rights to shares of Series B Common pursuant to this option shall be irrevocable.

         4B. For purposes of Section A of Article Fourth, the following terms shall have the following meaning:

         "CONVERSION EVENT" means any of the following events (as reasonably determined by any Institutional Holder in a written notice to the Corporation):

         (i) the Corporation shall have registered any of its shares of capital stock under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of offering such shares to the public, either on its own behalf or on behalf of one or more of the holders of such shares;

         (ii) more than thirty percent (30%) of the aggregate voting power of all then outstanding shares of Series A Common (including securities convertible or exchangeable by their terms into Series A Common) and all other securities of the Corporation with similar general voting rights (including securities convertible or exchangeable by their terms into such securities and any shares of Series B Common granted voting rights pursuant to this Part 4) shall be held (a) by any person other than a Designated Stockholder (as defined below) or (b) by any two or more persons who "act as a partnership, limited


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                                      -4-

partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities" of the Corporation within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than a partnership, limited partnership, syndicate or other group a majority of the voting power of which may be exercised by Designated Stockholders). For the purposes of this paragraph, a "Designated Stockholder" means Messrs. D. George Harris, Richard J. Donahue, Anthony J. Petrocelli, Mark C. Demetree, Chase Manhattan Investment Holdings, Inc. or any Affiliate of such stockholders;

         (iii) the Corporation shall merge or consolidate with any Person (other than pursuant to transactions involving the merger of the Corporation with any wholly-owned subsidiary) or shall sell all or substantially all of the Corporation's assets or earning power to another person;

         (iv) holders of Series B Common shall at any time beneficially own, directly or indirectly, on a fully-diluted basis, less than twenty percent (20%) of the outstanding shares of Common Stock on a fully-diluted basis;

         (v) the Corporation has suffered an event of default, and such event of default has not been waived or cured, under any agreement pursuant to which the Corporation or any of its Subsidiaries has incurred indebtedness for borrowed money; or

         (vi) the Corporation or any of its Subsidiaries has failed to make payment when due on any indebtedness for borrowed money pursuant to any debt instrument held by Prudential, and such failure to pay has not been waived or cured.

         "SUBSIDIARY" shall mean any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Corporation either directly or through one or more Subsidiaries.

         "INSTITUTIONAL HOLDER" means Prudential, so long as Prudential shall hold any security of the Corporation, First Plaza, so long as First Plaza shall hold any security of the Corporation, and each other Person which shall hold shares of Series B Common representing five percent (5%) or more of the shares of such class at the time outstanding

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(other than a Person which acquired all of the securities in a public offering registered under the Securities Act or as the direct or indirect transfer of securities so acquired).

         "PERSON" shall mean an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, and unincorporated organization or a governmental entity of any department, agency or political subdivision thereof.

         "PRUDENTIAL" shall mean The Prudential Insurance Company of America and its Affiliates.

         "FIRST PLAZA" shall mean First Plaza Group Trust and its Affiliates.

         "AFFILIATE" of an entity or individual means a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such entity or individual, whether singly or by virtue of being a member of a "Control group" (as such term is defined pursuant to Rule 13d-1 of the Exchange Act). The terms "control", as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Nothwithstanding the foregoing, an Institutional Holder shall not be deemed to be an Affiliate of a Person in which it has made an investment in the ordinary course of its portfolio and underwriting activities.

Part 5.  CONVERSION OF SERIES B COMMON AND SERIES C COMMON.

         5A. In connection with, or the reasonable expectation of, (i) any public offering or public sale of Series A Common (including a registered offering and a sale pursuant to Rule 144 issued by the Securities and Exchange Commission or any similar rule then in force), (ii) the sale to any person or group of persons (as defined in Section 13(d)(3) of the Exchange
Act) of securities possessing in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, which sale has been approved by the Corporation's board of directors, (iii) the sale to any person or group of persons (as defined in Section 13(d)(3) of the Exchange Act) (provided such person or group of persons immediately after such sale owns or has the right to acquire not more than 2 percent of

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                                      -6-

the Series A Common then outstanding), (iv) the sale to any person or group of persons that possess or will possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (excluding the shares of Series B Common and Series C Common being converted); or (v) any merger or consolidation pursuant to which any person or group of persons will possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, which merger or consolidation has been approved by the Corporation's board of directors, each record holder of Series B Common and Series C Common is entitled to convert into the same number of shares of Series A Common any or all of such holder's shares of Series B Common or Series C Common, as the case may be, actually being distributed to the public, sold to an underwriter, broker-dealer or market maker for actual sale to the public or sold to the third-party purchaser. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Series A Common, solely for issue upon such exchanges, the number of shares deemed sufficient by the Corporation for such purposes.

         5B. (i) Each conversion of shares of Series B Common or Series C Common, as the case may be, into shares of Series A Common will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Series B Common or Series C Common stating that such holder desires to convert the shares, or a stated number of the shares, of such Series B common or Series C Common represented by such certificate or certificates into shares of Series A Common. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Series B Common or Series C Common, as the case may be, as such holder will cease and the person or persons in whose name or names the certificate or certificates for shares of Series A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Series A Common represented thereby.

         (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the




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                                      -7-

Series A Common issuable upon such conversion and (b) a certificate representing any Series B Common or Series C Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

     (iii) The issuance of certificates for Series A Common upon conversion of Series B Common or Series C Common will be made without charge to the holders of such shares for an issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Series A Common.

      (iv) The Corporation will not close its books against the transfer of shares of Common Stock in any manner which would interfere with the timely conversion of any shares of Common Stock.

                            B.  ISSUANCE OF STOCK

     PART 1. Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance, from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class or series) as the Board of Directors from time to time in its discretion lawfully may determine. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

     PART 2. STOCK SPLITS; ADJUSTMENTS, ETC. If the Corporation shall in any manner subdivide or combine the outstanding shares of one class of Common Stock, the outstanding shares of the other classes of Common Stock shall be proportionately subdivided or combined, as the case may be. In the event that the Corporation shall make a rights offering to holders of shares of one class of Common Stock of the Corporation, the Corporation shall simultaneously make another such rights offering to the holders of shares of the other classes of Common Stock on the same terms.

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                                      -8-

     FIFTH: The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for the creation, definition, limitation and regulation of the powers of the Corporation, the directors and the stockholders:

     1. Election of directors need not be by written ballot. The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation and to fix the compensation of directors for services in any capacity.

     2. Any corporate action, with respect to which the vote of the stockholders at a meeting thereof is required or permitted by any provision of the General Corporation Law of the State of Delaware or of the Certificate of Incorporation or the By-Laws of the Corporation, is authorized to be taken and may be taken without that vote and meeting, and that vote and meeting may be dispensed with, with the written consent of the holders of a majority (or, if the respect to a particular corporate action where the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the By-Laws of the Corporation specifies a greater percentage, by the holders of that greater percentage) of the stock that would have been entitled to vote upon that action if a meeting were held. Prompt notice shall be given to all stockholders of the taking of any corporate action pursuant to the provisions of this paragraph 2 unless that action has been consented to in writing by the holders of all of the stock that would have been entitled to vote upon that action if a meeting were held.

     3. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware or (d) for any transaction from which the director derived an improper personal benefit.

     Any repeal or modification of the foregoing paragraph by the Stockholders of the Corporation shall not adversely affect any right or protection of a director of

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                                      -9-

the Corporation existing at the time of such repeal or modification.

     4. The Corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

     SIXTH: The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, by reason of the fact that he, or the person whose legal representative he is, (1) is or was a stockholder, director, officer, employee or agent of the Corporation (including the incorporator thereof), or (2) is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (3) is or was a director, officer or employee of the Corporation serving at the request of the Corporation as a fiduciary of an employee benefit plan or trust maintained for the benefit of employees of the Corporation or employees of any such other enterprise, partnership, joint venture, trust, or other enterprise, against judgments, fines, penalties, amounts paid in settlement, and expenses, including attorneys' fees, actually and reasonably incurred by him and the person whose legal representative he is, in connection with such action, suit or proceeding, or any appeal therein, to the fullest extent permitted by law.

     Expenses which may be indemnifiable under this Section incurred in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon agreement by or on behalf of the stockholder, director, officer, employee or agent, or his legal representative, to repay such amount if he is later found not entitled to be indemnified by the Corporation as authorized in this Article Sixth.

     The Corporation shall not indemnify any stockholder, director, officer, employee or agent against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, to an extent greater than that authorized by this Article Sixth, but the Corporation may procure insurance providing greater indemnification and may share the premium cost with any stockholder, director,

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officer, employee or agent on such basis as may be agreed upon.


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        IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Incorporation to be signed by Anthony J. Petrocelli, its Vice President, and attested by Richard J. Nick, its Assistant Secretary, this 15th day of November, 1990.

                                       /s/ Anthony J. Petrocelli
                                       --------------------------------
                                       Anthony J. Petrocelli
                                       Vice President

ATTEST

/s/ Richard J. Nick
-------------------------
Richard J. Nick
Assistant Secretary



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                         CERTIFICATE OF CORRECTION

                                   OF THE

                      RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       NORTH AMERICAN CHEMICAL COMPANY

                       Under Section 103 of the General
                   Corporation Law of the State of Delaware

        NORTH AMERICAN CHEMICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

        1. That the name of the Corporation is North American Chemical
Company.

        2. That the Corporation's Restated Certificate of Incorporation was filed by the Secretary of State of Delaware on November 16, 1990 and that the Corporation desires to correct said Restated Certificate of Incorporation as permitted by Section 103 of the General Corporation Law of the State of Delaware.

        3. The defect of said Restated Certificate of Incorporation to be corrected is the omission of the Certificate of Restated Certificate of Incorporation, to be attached to the Restated Certificate of Incorporation immediately preceding the first page of the Restated Certificate of Incorporation.

        4. The Restated Certificate of Incorporation is hereby corrected by adding immediately preceding the first page of the Restated Certificate of Incorporation the Certificate of Restated Certificate of Incorporation attached hereto as Annex A.



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                                      -2-


        IN WITNESS WHEREOF, North American Chemical Company has caused this Certificate of Correction to be executed by Anthony J. Petrocelli, its Vice Chairman, Vice President, Treasurer and Assistant Secretary, and attested by Richard J. Nick, its Vice President, Secretary and Assistant Treasurer, this 15 day of January, 1991.

                                       By: /s/ Anthony J. Petrocelli
                                       ----------------------------------------
                                       Name:  Anthony J. Petrocelli
                                       Title: Vice Chairman, Vice President,
                                              Treasurer and Assistant Secretary


ATTEST

By: /s/ Richard J. Nick
-------------------------
Name:  Richard J. Nick
Title: Vice President, Secretary
       and Assistant Treasurer






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                           CERTIFICATE OF AMENDMENT

                                      TO

                      RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                       NORTH AMERICAN CHEMICAL COMPANY

        The undersigned officers, Robert E. Fowler, Jr. and Rose Marie Williams, President and CEO, and Secretary, respectively of North American Chemical Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify that:

1. Paragraph FIRST of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety as follows.

                "FIRST: the name of the corporation is IMC Chemicals Inc."

2. This Certificate of Amendment was duly adopted by the sole director and sole voting stockholder of the Corporation according to the provisions of Sections 141(f), 229 and 242 of the general Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the undersigned have hereunto subscribed their names this 1st day of May, 1998.

                                        NORTH AMERICAN CHEMICAL COMPANY

                                        By: /s/ Robert E. Fowler, Jr.
[SEAL]                                      --------------------------
                                            Robert E. Fowler, Jr.


Attest:

/s/ Rose Marie Williams
-----------------------
Rose Marie Williams
Secretary